UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2025
PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 16, 2025, PLBY Group, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on the following seven proposals, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2025:

1.To elect two Class II directors (Juliana F. Hill and György Gattyán) to the Company’s Board of Directors;
2.To approve, for purposes of Rule 5653(b) of The Nasdaq Stock Market LLC, the issuance by the Company of 16,956,842 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a sale price of $1.50 per share, to The Million S.a.r.l., pursuant to the terms of a Securities Purchase Agreement, dated December 14, 2024, by and between the Company and such purchaser (the “Nasdaq Proposal”);
3.To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to increase the number of authorized shares of Common Stock from 150 million to 400 million (the “Share Increase Proposal”);
4.To approve an amendment to the Charter to change the name of the Company to “Playboy, Inc.” (the “Name Change Proposal”);
5.To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
6.To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers (“Say on Pay”); and
7.To approve the adjournment or postponement of the Annual Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Nasdaq Proposal, the Share Increase Proposal and/or the Name Change Proposal (the “Adjournment Proposal”).
Below are the final voting results for each of the items voted on at the Annual Meeting, indicating that: (i) each of the director nominees received a plurality of the votes cast and, therefore, each was elected, (ii) the Nasdaq Proposal was rejected by a majority of votes cast, (iii) the Share Increase Proposal was approved by more than two-thirds of the outstanding shares of the Company as of April 21, 2025 (the “Record Date”), (iv) the Name Change Proposal was approved by more than two-thirds of the outstanding shares of the Company as of the Record Date, (v) a majority of the votes cast voted to ratify BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, (vi) a majority of the votes cast voted in favor of approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, and (vii) a majority of the votes cast voted to approve the Adjournment Proposal.

Election of Directors:
	For	Withheld	Broker Non-Votes
Juliana F. Hill	54,555,539	8,912,000	14,333,407
György Gattyán	60,597,054	2,870,485	14,333,407

Nasdaq Proposal:
	For	Against	Abstain	Broker Non-Votes
Approve, for purposes of Rule 5653(b) of The Nasdaq Stock Market LLC, the issuance by the Company of 16,956,842 shares of its Common Stock, at a sale price of $1.50 per share, to The Million S.a.r.l., pursuant to the terms of a Securities Purchase Agreement, dated December 14, 2024, by and between the Company and such purchaser	17,933,040	30,507,913	126,586	14,333,407

Share Increase Proposal:
	For	Against	Abstain
Approve an amendment to the Charter to increase the number of authorized shares of Common Stock from 150 million to 400 million	63,674,008	13,992,569	134,369

Name Change Proposal:
	For	Against	Abstain
Approve an amendment to the Charter to change the name of the Company to “Playboy, Inc.”	70,613,626	7,039,973	147,347

Ratification of Auditors:
	For	Against	Abstain
Ratify the appointment of BDO USA, P.C. as independent registered public accountants of the Company for 2025	71,810,773	5,723,661	266,512

Say on Pay:
	For	Against	Abstain	Broker Non-Votes
Non-binding advisory vote to approve the compensation of the Company’s named executive officers	53,674,646	9,526,194	266,699	14,333,407

Adjournment Proposal:
	For	Against	Abstain
Approve the adjournment or postponement of the Annual Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Nasdaq Proposal, the Share Increase Proposal and/or the Name Change Proposal	68,147,502	9,505,868	147,576

Item 8.01    Other Events.
On June 16, 2025, the Company issued a press release announcing the results of the Annual Meeting. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2025	PLBY GROUP, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary